AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1998
                                              REGISTRATION NO. 333 -____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                              ------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              ------------------

                                  RAMBUS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        DELAWARE                                         94-3112828
 ----------------------                     ----------------------------------
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)


                              2465 LATHAM STREET
                        MOUNTAIN VIEW, CALIFORNIA 94040
  (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ------------------

                                1997 STOCK PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)

                              ------------------

                                GARY G. HARMON
                       VICE PRESIDENT, FINANCE AND CHIEF
                               FINANCIAL OFFICER
                                  RAMBUS INC.
                              2465 LATHAM STREET
                        MOUNTAIN VIEW, CALIFORNIA 94040
                               (650) 944-8000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ------------------

                                  Copies to:

                             GAIL C. HUSICK, ESQ.
                          J. MICHAEL ARRINGTON, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                                (650) 493-9300



                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                         AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF SECURITIES                 TO BE            OFFERING PRICE     AGGREGATE OFFERING      AMOUNT OF
        TO BE REGISTERED               REGISTERED            PER SHARE            PRICE (3)        REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value:

-- Newly Reserved under
   1997 Stock Plan
   (the "Plan")(1)...........              857,800              $67.69       $58,064,482.00         $16,141.93

-- Newly Reserved under
   1997 Employee Stock
   Purchase Plan (the "ESPP")
    (2).........................           183,021              $67.69       $12,388,691.49         $ 3,444.06

Total                                    1,040,821                           $70,453,173.49         $19,585.98
===================================================================================================================


(1) The Plan provides for an annual increase in the number of shares of the Registrant's Common Stock ("Shares") reserved and available for issuance under the Plan equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be optioned and sold under the Plan to 1,000,000, (ii) four percent (4%) of the outstanding Shares, as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional Shares that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding Shares.

(2) The ESPP provides for an annual increase in the number of Shares reserved and available for issuance under the ESPP equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares which may be sold under the ESPP to 400,000, (ii) one percent (1%) of the outstanding Shares as of the last business day of such fiscal year, or (iii) a lesser number of Shares determined by the Board of Directors. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional Shares that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding Shares.

(3) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee (based on the average of the high and low prices of Registrant's Common Stock as reported on Nasdaq National Market on November 13, 1998).

================================================================================

                                  RAMBUS INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission by the Registrant:

        1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        2. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1997, March 31, 1998 and June 30, 1998 filed pursuant to the Exchange Act; and

        3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 2, 1997, filed pursuant to Section 12(g) of the Exchange Act which was declared effective on May 13, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of September 30, 1998, certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially owned 1,000 shares of the Company's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law.
Delaware law provides that a corporation's certificate of incorporation may contain, and the Company's Amended and Restated Certificate of Incorporation does contain, a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith for which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividend or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by law. The Company believes that the indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnifications will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable. Form of Amended and Restated Certificate of Incorporation of Registrant.

ITEM 8.    EXHIBITS.

     Exhibit                       Description of Document
      Number

       4.1 Amended and Restated Certificate of Incorporation of Registrant (WHICH IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 3.3 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-22885)).

       4.2 Certificate of Designation of Rights, Preferences and Privileges of Series E Participating Preferred Stock of Registrant (WHICH IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 3.2 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1).

       4.3 Amended and Restated Bylaws of Registrant (WHICH IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 3.4 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1).

       4.4  1997 Stock Plan (WHICH IS INCORPORATED HEREIN BY REFERENCE TO

    Exhibit
     Number                        Description of Document

            EXHIBIT 4.5 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED OCTOBER 28, 1997 (FILE NO. 333-38855)).

       4.5 1997 Employee Stock Purchase Plan (WHICH IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 4.7 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED JUNE 6, 1997 (FILE NO. 333-28597)).

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

      23.1  Consent of PricewaterhouseCoopers LLP, Independent Auditors.

      23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (WHICH IS CONTAINED IN EXHIBIT 5.1).

      24.1 Powers of Attorney (WHICH ARE INCLUDED AS PART OF THE SIGNATURE PAGE OF THIS REGISTRATION STATEMENT).

ITEM 9.      UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 17th day of November, 1998.


                                 RAMBUS INC.



                                 By:     /s/ GARY G. HARMON
                                     -------------------------------------------
                                     Gary G. Harmon
                                     Vice President, Finance and Chief Financial
                                     Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Geoffrey R. Tate and Gary G. Harmon, and each of them, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign, and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, together with all schedules and exhibits thereto (ii) act on, sign, and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE STATED:


Signatures                       Title                             Date
----------                       -----                             ----

/s/ GEOFFREY R. TATE             President, Chief Executive        November 17, 1998
-------------------------------  Officer and Director (principal
Geoffrey R. Tate                 executive officer)


/s/ GARY G. HARMON               Vice President, Finance and       November 17, 1998
-------------------------------  Chief Financial Officer
Gary G. Harmon                   (principal financial and
                                 accounting officer)

/s/ WILLIAM DAVIDOW              Chairman of the Board of          November 17, 1998
-------------------------------  Directors
William Davidow

                                 Director                          November 17, 1998
-------------------------------
Bruce Dunlevie

/s/  MICHAEL FARMWALD            Director                          November 17, 1998
-------------------------------
Michael Farmwald

                                 Director                          November 17, 1998
-------------------------------
Charles Geschke

/s/  MARK HOROWITZ               Director                          November 17, 1998
-------------------------------
Mark Horowitz

                               Index to Exhibits


     Exhibit                      Description of Document
      Number

       4.1 Amended and Restated Certificate of Incorporation of Registrant (WHICH IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 3.3 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-22885)).

       4.2 Certificate of Designation of Rights, Preferences and Privileges of Series E Participating Preferred Stock of Registrant (WHICH IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 3.2 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1).

       4.3 Amended and Restated Bylaws of Registrant (WHICH IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 3.4 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1).

       4.4    1997 Stock Plan (WHICH IS INCORPORATED HEREIN BY REFERENCE TO
              EXHIBIT 4.5 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED OCTOBER 28, 1997 (FILE NO. 333-38855)).

       4.5 1997 Employee Stock Purchase Plan (WHICH IS INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 4.7 TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 FILED JUNE 6, 1997 (FILE NO. 333-28597)).

       5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

      23.1    Consent of PricewaterhouseCoopers LLP, Independent Auditors.

      23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (WHICH IS CONTAINED IN EXHIBIT 5.1).

      24.1 Powers of Attorney (WHICH ARE INCLUDED AS PART OF THE SIGNATURE PAGE OF THIS REGISTRATION STATEMENT).